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U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2003

BUSINESS BANCORP

(Exact name of registrant as specified in its charter)

000-31593

(Commission File Number)

California	33-0884369
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1248 Fifth Avenue
San Rafael, California 94901
(415) 784-2300

(Address and telephone number of principal executive offices)

Item 5. Other Events

On December 8, 2003, Business Bancorp issued a press release concerning Regulatory Approval Granted for Union Bank of California to Acquire Business Bank of California, a copy of which is furnished herewith as Exhibit 99.1.

Item 7.  Exhibits

(c) Exhibits

99.1 Text of press release dated December 8, 2003

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 8th day of December, 2003.

By /s/ Patrick E. Phelan
Patrick E. Phelan Executive Vice President / Chief Financial Officer (Principal Financial Officer) (Principal Accounting Officer) Director